Exhibit 99.1
Investor and Media Contact
Christy Linn
Director, Investor Relations and Corporate Communications
214.466.1825
christy.linn@archlearning.com
ARCHIPELAGO LEARNING REPORTS SECOND QUARTER 2011 RESULTS
Revenue Grew for the 14th Consecutive Quarter
Reiterating Full Year 2011 Revenue Guidance; Operating Cost Outlook Improves
ESL Acquisition Strengthens Product Offerings
DALLAS, Texas — August 9, 2011 — Archipelago Learning, Inc. (NASDAQ: ARCL), a leading subscription-based, software-as-a-service (SaaS) provider of education products, today announced its financial results for the second quarter ended June 30, 2011.
Second Quarter 2011 Highlights:
•	Revenue grew 34.5 percent to $18.3 million

•	Invoiced sales rose 11.6 percent to $17.5 million

•	Cash EBITDA of $5.7 million and diluted EPS of $0.07
Six Months Ended 2011 Highlights:
•	Revenue grew 36.1 percent to $35.6 million

•	Invoiced sales rose 25.3 percent to $32.9 million

•	Cash EBITDA of $8.9 million and diluted EPS of $0.10

•	Cash flows from operating activities and free cash flow were $7.5 million and $6.0 million, respectively
“We continue to perform well and are energized by the resilience of our customers and the tenacity of our sales organization given the difficult operating environment,” said Tim McEwen, Chairman, President and Chief Executive Officer of Archipelago Learning. “Although the funding uncertainty resulting from delayed budget approvals in some of our largest states, such as Texas and Pennsylvania, put pressure on invoiced sales during the second quarter, 60 percent of our top 15 states recorded year-over-year invoiced sales growth of Study Island products.”
He went on to say, “Additionally, we are pleased that second quarter customer commitments began to translate into invoiced sales in July, which resulted in us posting a monthly sales record. We continue to be cautiously optimistic as we move into August and September and focus on orders in our key states.”
McEwen concluded, “As we move into our busiest selling quarter of the year, we are focused on delivering our high-impact, low-cost, fully-digital value proposition to customers as a trusted partner in the classroom. We believe that our core product enhancements, the addition of our English as a Second Language (ESL) product, ESL ReadingSmart, and our web platform upgrade demonstrate our commitment to addressing the evolving needs of our customers and being a leader in K-12 education digital solutions.”
Financial Summary Table (Table 1)

	Quarter ended June 30,				Six months ended June 30,
			$	%			$	%
($ in thousands, except EPS)	2011	2010	Change	Change	2011	2010	Change	Change

Revenue	$18,288	$13,597	$4,691	34.5%	$35,590	$26,146	$9,444	36.1%
Invoiced sales	17,536	15,707	1,829	11.6	32,934	26,278	6,656	25.3
Royalties on invoiced sales	(165)	—	(165)	NM	(276)	—	(276)	NM
Operating costs(1)	(14,278)	(12,992)	(1,286)	9.9	(29,066)	(21,557)	(7,509)	34.8
Depreciation and amortization	1,565	903	662	73.3	3,047	1,602	1,445	90.2
Stock-based compensation(2)	557	520	37	7.1	1,843	928	915	98.6
Unusual, non-recurring charges(3)	440	3,290	(2,850)	(86.6)	440	3,293	(2,853)	(86.6)

Cash EBITDA(4)	5,655	7,428	(1,773)	(23.9)%	8,922	10,544	(1,622)	(15.4)%

Net income	1,799	(145)	1,944	NM	2,789	1,922	867	45.1%
Diluted EPS	$0.07	$(0.01)	$0.08	NM	$0.10	$0.08	$0.02	25.0%

Cash flows from operating activities					$7,526	$4,161	$3,365	80.9%
Purchase of property and equipment					(1,525)	(424)	(1,101)	259.7

Free cash flow					$6,001	$3,737	$2,264	60.6%

(1)	Operating costs are cost of revenue plus operating expenses.

(2)	Stock-based compensation includes non-cash compensation expense recorded in respect of shares or options issued to our employees or directors.

(3)	Unusual, non-recurring items includes investments and permitted acqusition expense and material severance for the previous CFO.

(4)	Cash EBITDA is defined as invoiced sales less royalties and operating costs, excluding depreciation and amortization, stock-based compensation and unusual, non-recurring items.
Second Quarter 2011 Summary
Second quarter 2011 revenue was $18.3 million, an increase of $4.7 million, or 34.5 percent compared with the same period a year ago. Deferred revenue at June 30, 2011 rose 19.6 percent to $56.7 million, compared with $47.4 million at June 30, 2010. The increase in revenue and deferred revenue were driven by the acquisition of EducationCity in June 2010 and higher invoiced sales recorded by our core business over previous periods. For the second quarter 2011, invoiced sales were $17.5 million, an increase of $1.8 million, or 11.6 percent, over the second quarter in 2010. This increase was due to the acquisition of EducationCity.
Operating costs (operating expenses plus cost of revenue) for the second quarter 2011 were $14.3 million compared with $13.0 million for the second quarter 2010. The increase was due to the full-year impact of the integration of EducationCity along with the strategic investments we are undertaking during 2011 (see Table 2), and was partially offset by acquisition costs for EducationCity incurred in June 2010. Additionally, depreciation and amortization increased $662 thousand primarily due to EducationCity purchase accounting.

Incremental Costs Summary (Table 2)

	Original	Revised		FY 2011
	FY 2011	FY 2011	YTD Q2	Remaining
($ in thousands)	Guidance	Guidance	2011	Investment

Global (EducationCity acquisition)(5)	$7,000	$6,200	$5,700	$500
Content and 100% digital	3,500	2,500	1,055	1,445
Sales generation and infrastructure	4,500	4,300	1,850	2,450

Total incremental investment	$15,000	$13,000	$8,605	$4,395

(5)	Incremental costs for EducationCity were substantially completed in Q2 2011.
Cash EBITDA for the second quarter ended June 30, 2011 was $5.7 million versus $7.4 million in the second quarter ended June 30, 2010 primarily due to higher operating costs.
For the second quarter 2011, net income was $1.8 million compared with a net loss of $145 thousand for the second quarter 2010, and diluted earnings per share (EPS) were $0.07 compared with a loss of $0.01 per share for the same period a year ago. The increase was primarily due to acquisition costs for EducationCity that decreased second quarter 2010 net income and EPS.
Balance Sheet and Cash Flows Update
Cash and cash equivalents totaled $36.3 million, availability under our revolving credit facility was $20.0 million, and total debt was $75.3 million at June 30, 2011. For the six months ended June 30, 2011, our cash flows from operating activities were $7.5 million compared with $4.2 million for the first six months of the previous year. Given our current cash position, solid cash flow generation and available capacity under our existing credit facility, we believe we have significant balance sheet flexibility.
Fiscal 2011 Outlook

Archipelago Learning is reiterating the following fiscal year 2011 estimates, which reflect the full year impact of the EducationCity acquisition:
•	Revenue is projected to be in the range of $68 million to $72 million;

•	Cash EBITDA is estimated to be between $30 million and $34 million;

•	Cash flows from operating activities are projected to be in the range of $23 million to $27 million;

•	Capital expenditures are expected to be between $4 million and $5 million, primarily driven by the reinvestment in our software technology platforms and infrastructure; and,

•	Free cash flow is anticipated to be in the range of $19 million to $23 million. We define free cash flow as cash flows from operating activities less purchase of property and equipment.
Additionally, we are revising our fiscal year 2011 operating costs outlook, which are now expected to be between $60 million and $62 million. The slightly lower estimated range for our operating costs reflects $2 million in costs savings related to both operations of EducationCity and cost efficiencies realized in our strategic investments in 2011.
Operating Costs Summary (Table 3)

			FY 2011
		non-GAAP	Original	Revised
	FY 2010	FY 2010	Guidance	Guidance
	as Reported	Reconciliation	Reconciliation	Reconciliation

Operating costs (excluding depreciation and amortization, stock-based compensation and unusual, non-recurring charges)	$—	$38,752	$38,752	$38,752
Depreciation & amortization	—	4,396	6,000	6,000
Stock-based compensation(2)	—	1,762	3,400	3,400

Operating costs (excluding unusual, non-recurring charges)	—	44,910	48,152	48,152
Unusual, non-recurring charges(3)	—	4,803	300	440
FY 2011 additional investment	—	—	15,000	13,000

Total operating costs(1)	$49,713	$49,713	$63,452	$61,592

Conference Call Information
Archipelago Learning will host a conference call and webcast to discuss the results today at 4:45 p.m. ET, which will be hosted by Tim McEwen, Chairman, President and Chief Executive Officer, and Mark S. Dubrow, Chief Financial Officer. Investors and analysts interested in participating in the call are invited to dial (719) 325-2100 approximately ten minutes prior to the start of the call. Alternatively, the live webcast can be accessed via our website at http://investor.archipelagolearning.com. Please visit the website at least 15 minutes prior to the call to register for the webcast and download any necessary software.
About Archipelago Learning
Archipelago Learning (NASDAQ:ARCL) is a leading subscription-based, software-as-a-service (SaaS) provider of education products used by approximately 14 million students in nearly 38,700 schools throughout the United States, Canada, and the United Kingdom. Our comprehensive digital supplemental product suite uses technology to transform education. We make rigorous learning fun, engaging, accessible, and affordable. For more information, please visit us at www.archipelagolearning.com.
Forward Looking Statements
This release and the related conference call contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including, but not limited to, statements about our future performance and our guidance are considered forward-looking statements and reflect current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business as of August 9, 2011. The words “guidance,” “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “likely,” “future,” and other words and terms of similar meaning are used to identify forward-looking statements. These forward-looking statements are based on assumptions that we have made in light of our industry experience and on our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances.
These statements are not guarantees of performance or results and are subject to risks and uncertainties (some of which are beyond our control), which could cause actual results to vary materially from the forward-looking statements contained in this release. Although we believe that these forward-looking statements are based on reasonable assumptions, many factors could cause actual results to vary materially from those anticipated in such forward-looking statements. Certain risk factors are discussed in the Company’s filings with the Securities and Exchange Commission and include, but are not limited to (i)

our customers’ reliance on, and the availability of, state, local and federal funding; (ii) competitive factors, including large publishers aggressively entering our markets and new competitors more easily entering our markets if national educational standards are adopted; (iii) legislation and regulation, including changes in or the repeal of legislation that mandates state educational standards and annual assessments; (iv) difficulty in evaluating our current and future business prospects because of our recent rapid growth; (v) web-based education failing to achieve widespread acceptance by students, parents, teachers, schools and other institutions; (vi) lower customer renewal rates or a decrease in sales for our Study Island products; (vii) decisions at district or state levels to use our competitors’ products rather than ours; (viii) seasonal fluctuations; (ix) system or network disruptions and technology issues; (x) delays in product development or product releases and the success of new product introductions; (xi) acquisition related risks; (xii) intellectual property related risks; (xiii) our ability to retain key employees; (xiv) risks related to our indebtedness; (xv) legal risks; (xvi) risks related to global and U.S. economic conditions; and, (xvii) risks associated with the integration of EducationCity and Alloy Multimedia and the future performance of our EducationCity and ESL ReadingSmart products.
Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect new information, future developments or otherwise, except as may be required by law.

Table 4
ARCHIPELAGO LEARNING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME — (UNAUDITED)
(in thousands, except share and per share data)

	Three Months Ended			Three Months Ended
	June 30,		%	June 30,
	2011	2010	Change	2011	2010
				As a % of revenue
Revenue	$18,288	$13,597	34.5%	100.0%	100.0%
Cost of revenue	1,362	1,029	32.4	7.4	7.6

Gross profit	16,926	12,568	34.7	92.6	92.4
Operating expense:
Sales and marketing	5,505	4,146	32.8	30.1	30.5
Content development	1,703	1,226	38.9	9.3	9.0
General and administrative	5,708	6,591	(13.4)	31.2	48.5

Total	12,916	11,963	8.0	70.6	88.0

Operating income	4,010	605	562.8	21.9	4.4
Other income (expense):
Interest expense	(1,105)	(879)	(25.7)	(6.0)	(6.5)
Interest income	79	150	(47.3)	0.4	1.1
Foreign exchange loss	(16)	(99)	83.8	(0.1)	(0.7)
Derivative loss	—	27	(100.0)	—	0.2

Total	(1,042)	(801)	(30.1)%	(5.7)	(5.9)

Income before tax	2,968	(196)	NM	16.2	(1.4)

Provision for income tax	1,169	(51)	NM	6.4	(0.4)

Net income	$1,799	$(145)	NM	9.8%	(1.1)%

Earnings per share:
Basic	$0.07	$(0.01)	NM
Diluted	$0.07	$(0.01)	NM

Weighted-average shares outstanding:
Basic	25,406,664	24,181,680
Diluted	25,573,166	24,181,680

Table 5
ARCHIPELAGO LEARNING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME — (UNAUDITED)
(in thousands, except share and per share data)

	Six Months Ended			Six Months Ended
	June 30,		%	June 30,
	2011	2010	Change	2011	2010
				As a % of revenue
Revenue	$35,590	$26,146	36.1%	100.0%	100.0%
Cost of revenue	3,069	1,942	58.0	8.6	7.4

Gross profit	32,521	24,204	34.4	91.4	92.6
Operating expense:
Sales and marketing	11,426	7,968	43.4	32.1	30.5
Content development	3,410	2,267	50.4	9.6	8.7
General and administrative	11,161	9,380	19.0	31.4	35.9

Total	25,997	19,615	32.5	73.0	75.0

Operating income	6,524	4,589	42.2	18.3	17.6
Other income (expense):
Interest expense	(2,197)	(1,649)	(33.2)	(6.2)	(6.3)
Interest income	149	303	(50.8)	0.4	1.2
Foreign exchange loss	(137)	(99)	38.4	(0.4)	(0.4)
Derivative loss	—	(46)	(100.0)	—	(0.2)

Total	(2,185)	(1,491)	(46.5)	(6.1)	(5.7)

Income before tax	4,339	3,098	40.1	12.2	11.8

Provision for income tax	1,550	1,176	31.8	4.4	4.5

Net income	$2,789	$1,922	45.1%	7.8%	7.4%

Earnings per share:
Basic	$0.11	$0.08	37.5%
Diluted	$0.10	$0.08	25.0%

Weighted-average shares outstanding:
Basic	25,393,977	24,019,902
Diluted	25,601,072	24,403,727

Table 6
ARCHIPELAGO LEARNING, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS — (UNAUDITED)
(in thousands, except share data)

	As of	As of
	June 30,	December 31,
	2011	2010

Assets
Current assets:
Cash and cash equivalents	$36,307	$32,398
Accounts receivable, net	9,560	10,807
Deferred tax assets	3,543	3,463
Prepaid expenses and other current assets	2,399	3,560

Total	51,809	50,228
Property and equipment, net	4,536	3,760
Goodwill	168,665	165,694
Intangible assets, net	35,740	37,290
Investment	6,446	6,446
Notes receivable	2,041	1,934
Other long-term assets	1,387	1,610

Total assets	$270,624	$266,962

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable — trade	$773	$928
Accrued employee-related expenses	2,394	2,518
Other accrued expenses	1,178	1,247
Taxes payable	1,351	979
Deferred tax liabilities	213	384
Deferred revenue	41,522	44,733
Current portion of note payable to related party	2,425	2,352
Current portion of long-term debt	850	850
Other current liabilities	640	463

Total	51,346	54,454
Long-term deferred tax liabilities	15,936	15,478
Long-term deferred revenue	15,161	14,312
Long-term debt, net of current	74,488	74,913
Other long-term liabilities	882	488

Total liabilities	157,813	159,645
Commitments and contingencies
Stockholders’ equity:
Preferred stock ($0.001 par value, 10,000,000 shares authorized, none issued and outstanding at June 30, 2011 and December 31, 2010)	—	—
Common stock ($0.001 par value, 200,000,000 shares authorized, 26,335,720 and 26,354,198 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively)	26	26
Additional paid-in capital	97,277	95,395
Accumulated other comprehensive income	2,354	1,531
Retained earnings	13,154	10,365

Total stockholders’ equity	112,811	107,317

Total liabilities and stockholders’ equity	$270,624	$266,962

Table 7
ARCHIPELAGO LEARNING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — (UNAUDITED)
(in thousands)

	Six Months Ended June 30,
	2011	2010
Cash flows from operating activities:
Net income	$2,789	$1,922
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of debt financing costs	223	149
Depreciation and amortization	3,047	1,602
Stock-based compensation	1,843	928
Unrealized gain on interest rate swap	—	(617)
Deferred income taxes	121	1,041
Deferred rent	387	—
Loss on disposal of assets	11	—
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	1,235	317
Prepaid expenses and other	1,171	(1,194)
Accounts payable and accrued expenses	(351)	(136)
Deferred revenue	(2,766)	132
Other long-term liabilities	(184)	17

Net cash provided by operating activities(6)	7,526	4,161

Cash flows from investing activities:
Acquisitions, net of cash acquired	(1,978)	(61,300)
Purchase of property and equipment	(1,525)	(424)

Net cash used in investing activities	(3,503)	(61,724)

Cash flows from financing activities:
Proceeds from supplemental term loan	—	15,000
Proceeds from revolver	—	10,000
Payment of debt financing costs	—	(804)
Tax distributions to members	21	—
Purchase of common stock from ESPP	18	3
Payment of offering costs	—	(1,460)
Payments on term note	(425)	(388)

Net cash provided by (used in) financing activities	(386)	22,351

Effect of foreign exchange on cash and cash equivalents	272	225
Net change in cash and cash equivalents	3,909	(34,987)
Beginning of period	32,398	58,248

End of period	$36,307	$23,261

(6)	Net cash provided by operating activities includes acquisition costs of $164 thousand for the acquisition of Alloy Multimedia incurred in the second quarter of 2011 and $3.3 million for the acquisition of EducationCity incurred in the second quarter of 2010.

Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: invoiced sales, non-GAAP operating costs, cash EBITDA, and free cash flow. Because these financial measures are not recognized under GAAP, they should not be used as indicators of, or alternatives to, the corresponding GAAP financial measures of operating performance.
•	We recognize invoiced sales in the period in which the purchase order or other evidence of an arrangement is received and the invoice is issued, which may be at a different time than the commencement of the subscription. Under GAAP, revenue for invoiced sales is deferred and recognized ratably over the subscription term beginning on the commencement date of the applicable subscription. This difference between non-GAAP invoiced sales and revenue in a given period is equal to the change in the Company’s deferred revenue balance for that period.

•	Non-GAAP operating costs are defined as cost of revenue plus operating expenses.

•	Cash EBITDA aligns with our management performance-based compensation metric, and is defined by invoiced sales less royalties, operating expenses and cost of revenue, excluding stock-based compensation, depreciation and amortization, and unusual, non-recurring charges.

•	Stock-based compensation is part of our strategy and is used to attract and retain key employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•	Depreciation and amortization is included in our operating expenses in accordance with GAAP. Depreciable assets includes: computer equipment and software, furniture and fixtures, office equipment, and leasehold improvements. Amortization includes: customer relationships, technical development/program content, and non-compete agreements. We exclude these items from our non-GAAP financial measures because they are non-cash expenses that we do not consider part of ongoing operating results when assessing the performance of our business, and we believe that doing so facilitates comparisons to our historical operating results and to the results of other companies in our industry, which have their own unique acquisition histories.

•	Free cash flow is defined as cash flows from operating activities less purchase of property and equipment and is cash available for management’s discretionary use to reinvest in the business, pay down outstanding debt and/or distribute to shareholders.
Reconciliation tables of GAAP to non-GAAP financial measures for invoiced sales, non-GAAP operating costs, cash EBITDA, and free cash flow are included in this release.
Management believes that these non-GAAP measures provide useful information to investors regarding certain financial and business trends relating to our financial condition and results of operations. Although management uses these non-GAAP financial measures to assess the operating performance of our business, they have significant limitations as an analytical tool because they may exclude certain material costs. For example, because cash EBITDA does not account for certain expenses, its utility as a measure of operating performance has material limitations. In addition, the definitions of non-GAAP financial measures may vary among companies and industries, and may not be comparable to other similarly titled measures used by other companies.

Table 8
ARCHIPELAGO LEARNING, INC.
RECONCILIATIONS OF NON-GAAP MEASURES — (UNAUDITED)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net Invoiced Sales:
New customers	$3,809	$4,079	$7,727	$7,576
Existing customers	13,330	11,368	24,332	18,102
Other sales	397	260	875	600

Total	17,536	15,707	32,934	26,278
Royalties on invoiced sales	(165)	—	(276)	—
Change in deferred revenue(7)	918	(2,110)	2,932	(132)

Revenue	$18,289	$13,597	$35,590	$26,146

Adjusted Revenue:
Revenue	$18,289	$13,597	$35,590	$26,146
Impact of purchase accounting adjustment to deferred revenue(8)	599	227	1,359	227

Adjusted revenue	$18,888	$13,824	$36,949	$26,373

(7)	Change in deferred revenue excludes the amount of deferred revenue assumed with the acquisition of EducationCity (see (8) below ) and includes foreign exchange rate fluctuation impacts.

(8)	Purchase accounting under U.S. GAAP requires that deferred revenue assumed in an acquisition be recorded and subsequently recognized at its fair value at the time of the acquisition. Consequently, we do not recognize the full amounts paid by customers for acquired subscriptions. This adjustment reflects the difference between the amount we recognized in revenue and the full amounts paid by customers for that revenue.